Exhibit 99.1
                                News Release
Wabtec Reports Strong First Quarter 2023 Results

•Sales Growth of 13.9% to $2.19 Billion; Sales Up 16.8% Excluding Impacts of Foreign Currency Exchange
•First Quarter Reported GAAP Earnings Per Share of $0.93; Adjusted Earnings Per Share Up 13.3% to $1.28
•Returned $209 Million to Shareholders via Dividends and Share Repurchases
•Strong Visibility From $22.3 Billion Multi-Year Backlog

PITTSBURGH, April 26, 2023 – Wabtec Corporation (NYSE: WAB) today reported first quarter 2023 GAAP earnings per diluted share of $0.93, up 16.3% versus the first quarter of 2022. Adjusted earnings per diluted share were $1.28, up 13.3% versus the same quarter a year ago. First quarter sales were $2.19 billion driven by strong sales across the portfolio.

“The Wabtec team delivered a strong start to 2023 demonstrating continued momentum across both our Freight and Transit segments supporting a double-digit percentage increase in earnings per share,” said Rafael Santana, Wabtec’s President and CEO. “We remained resilient in the face of considerable macro-economic challenges by focusing on operational excellence as we continued to deliver for our customers and shareholders. The underlying business fundamentals strengthened in the first quarter despite a challenging environment.”

“Looking forward, Wabtec is well-positioned to navigate the current economic environment, and we remain confident in our ability to execute against our strategic growth plans as we deliver for our customers. Our differentiated portfolio of products and technologies, expansive global installed base, and multi-year backlog position us to remain highly resilient and drive long-term profitable growth for our shareholders.”

2023 First Quarter Consolidated Results

Wabtec Corporation Consolidated Financial Results
$ in millions except earnings per share and percentages; margin change in percentage points (pts)	First Quarter
	2023	2022	Change
Net Sales	$2,194	$1,927	13.9%

GAAP Gross Margin	30.3%	30.9%	(0.6 pts)
Adjusted Gross Margin	30.5%	31.1%	(0.6 pts)
GAAP Operating Margin	12.6%	12.4%	0.2 pts
Adjusted Operating Margin	16.4%	16.5%	(0.1 pts)

GAAP Diluted EPS	$0.93	$0.80	16.3%
Adjusted Diluted EPS	$1.28	$1.13	13.3%

Cash Flow from Operations	$(25)	$161	$(186)
Operating Cash Flow Conversion	(8)%	59%

•Sales increased 13.9% compared to the year-ago quarter driven by significantly higher Freight segment sales and increased Transit segment sales. On a constant currency basis, consolidated sales were up 16.8%.
•GAAP operating margin was slightly higher than prior year at 12.6% and adjusted operating margin was slightly lower at 16.4%.
•GAAP EPS and adjusted EPS increased from the year-ago quarter primarily due to higher sales, partially offset by higher interest expense.

2023 First Quarter Freight Segment Results

Wabtec Corporation Freight Segment Financial Results
Net sales $ in millions; margin change in percentage points (pts)	First Quarter
	2023	2022	Change
Net Sales	$1,566	$1,322	18.5%
GAAP Gross Margin	30.6%	32.1%	(1.5 pts)
Adjusted Gross Margin	30.7%	32.2%	(1.5 pts)
GAAP Operating Margin	14.5%	14.3%	0.2 pts
Adjusted Operating Margin	19.0%	19.6%	(0.6 pts)

•Freight segment sales for the first quarter were up across all product lines, with very strong growth in Equipment, Components and Digital Intelligence. On a constant currency basis, Freight segment sales were up 20.0%.
•Both GAAP and adjusted operating margins benefited from higher sales and operational efficiencies, offset by unfavorable sales mix between business groups and higher next generation product development costs in our Digital Intelligence business.

2023 First Quarter Transit Segment Results

Wabtec Corporation Transit Segment Financial Results
Net sales $ in millions; margin change in percentage points (pts)	First Quarter
	2023	2022	Change
Net Sales	$628	$605	3.8%
GAAP Gross Margin	29.5%	28.2%	1.3 pts
Adjusted Gross Margin	29.9%	28.7%	1.2 pts
GAAP Operating Margin	11.0%	10.7%	0.3 pts
Adjusted Operating Margin	13.1%	12.3%	0.8 pts

•Transit segment sales for the first quarter were up due to strong aftermarket sales partially offset by unfavorable foreign currency exchange. On a constant currency basis, Transit segment sales were up 9.6%.
•GAAP and adjusted operating margins were up as a result of higher sales and Integration 2.0 savings.

Backlog

Wabtec Corporation Consolidated Backlog Comparison
Backlog $ in millions	March 31,
	2023	2022	Change
12-Month Backlog	$6,925	$6,631	4.4%
Total Backlog	$22,334	$22,759	(1.9)%

The Company’s multi-year backlog continues to provide strong visibility. At March 31, 2023 the 12-month backlog was $294 million higher than March 31, 2022. At March 31, 2023, the multi-year backlog was $425 million lower than March 31, 2022 and excluding unfavorable foreign currency exchange, the multi-year backlog decreased $101 million, down 0.4%.

Cash Flow and Liquidity Summary
•During the first quarter, cash used for operations was $25 million versus cash provided from operations of $161 million in the year ago period due primarily to higher working capital.
•At the end of the quarter, the Company had cash, cash equivalents and restricted cash of $417 million and total debt of $4.16 billion. At March 31, 2023 the Company’s total available liquidity was $2.01 billion, which includes cash, cash equivalents and restricted cash plus $1.59 billion available under current credit facilities.
•During the first quarter, the Company repurchased $178 million of shares and raised the regular quarterly common dividend by 13% to 17 cents per share.

2023 Financial Guidance
•Wabtec’s 2023 financial guidance continues with sales expected to be in a range of $8.7 billion to $9.0 billion and adjusted earnings per diluted share to be in a range of $5.15 to $5.55.
•For full year 2023, Wabtec expects strong cash flow generation with operating cash flow conversion of greater than 90 percent.

Conference Call Information
Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 4647602).

About Wabtec
Wabtec Corporation (NYSE: WAB) is revolutionizing the way the world moves for future generations. The company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for over 150 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide. Visit Wabtec’s website at www.wabteccorp.com

Information about non-GAAP Financial Information and Forward-Looking Statements
Wabtec’s earnings release and 2023 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income tax expense, adjusted income from operations, adjusted interest and other expense, adjusted earnings per diluted share and operating cash flow conversion. Wabtec is not presenting a quantitative reconciliation of our forecasted GAAP earnings per diluted share to forecasted adjusted earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, including acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Wabtec defines operating cash flow conversion as net cash provided by operating activities divided by net income plus depreciation and amortization including deferred debt cost amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the Company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of acquisitions by Wabtec, statements regarding Wabtec’s expectations about future sales and earnings, and statements about the impact of evolving global conditions on Wabtec’s business. All statements, other than historical facts, including statements regarding synergies and other expected benefits from acquisitions; statements regarding Wabtec’s plans, objectives, expectations and intentions; and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, inflation, supply chain disruptions, foreign currency exchange, and industry consolidation; (2) changes in the financial condition or operating strategies of Wabtec’s customers; (3) unexpected costs, charges or expenses resulting from acquisitions and potential failure to realize synergies and other anticipated benefits of acquisitions, including as a result of integrating acquired targets into Wabtec; (4) inability to retain and hire key personnel; (5) evolving legal, regulatory and tax regimes; (6) changes in the expected timing of projects; (7) a decrease in freight or passenger rail traffic; (8) an increase in manufacturing costs; (9) actions by third parties, including government agencies; (10) the severity and duration of the evolving COVID-19 pandemic and the resulting impact on the global economy and, in particular, our customers, suppliers and end-markets, (11) potential disruptions, instability, and volatility in global markets from the imposition of economic sanctions on Russia resulting from the invasion of Ukraine; (12) cybersecurity and data protection risks and (13) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact
Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact
Tim Bader / Tim.Bader@wabtec.com / 682-319-7925

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,

	2023	2022

Net sales	$2,194	$1,927
Cost of sales	(1,529)	(1,332)
Gross profit	665	595
Gross profit as a % of Net Sales	30.3%	30.9%

Selling, general and administrative expenses	(263)	(238)
Engineering expenses	(51)	(45)
Amortization expense	(75)	(73)
Total operating expenses	(389)	(356)
Operating expenses as a % of Net Sales	17.7%	18.4%

Income from operations	276	239
Income from operations as a % of Net Sales	12.6%	12.4%

Interest expense, net	(48)	(43)
Other income, net	5	4
Income before income taxes	233	200

Income tax expense	(60)	(50)
Effective tax rate	25.5%	25.1%

Net income	173	150

Less: Net income attributable to noncontrolling interest	(4)	(1)

Net income attributable to Wabtec shareholders	$169	$149

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$0.94	$0.80
Diluted
Net income attributable to Wabtec shareholders	$0.93	$0.80

Weighted average shares outstanding
Basic	179.9	184.5
Diluted	180.6	185.0

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,

	2023	2022
Segment Information
Freight Net sales	$1,566	$1,322
Freight Income from operations	$227	$189
Freight Operating margin	14.5%	14.3%

Transit Net sales	$628	$605
Transit Income from operations	$69	$65
Transit Operating margin	11.0%	10.7%

Backlog Information (Note: 12-month is a sub-set of total)	March 31, 2023	December 31, 2022	March 31, 2022
Freight Total	$18,362	$18,641	$19,024
Transit Total	3,972	3,800	3,735
Wabtec Total	$22,334	$22,441	$22,759

Freight 12-month	$4,978	$4,901	$4,812
Transit 12-month	1,947	1,859	1,819
Wabtec 12-month	$6,925	$6,760	$6,631

Appendix B
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2023	December 31, 2022
In millions
Cash, cash equivalents and restricted cash	$417	$541
Receivables, net	1,576	1,519
Inventories, net	2,228	2,034
Other current assets	275	233
Total current assets	4,496	4,327
Property, plant and equipment, net	1,422	1,429
Goodwill	8,540	8,508
Other intangible assets, net	3,333	3,402
Other noncurrent assets	878	850
Total Assets	$18,669	$18,516
Current liabilities	$4,165	$3,467
Long-term debt	3,189	3,751
Other long-term liabilities	1,181	1,151
Total Liabilities	8,535	8,369
Shareholders' equity	10,085	10,102
Noncontrolling interest	49	45
Total Equity	10,134	10,147
Total Liabilities and Equity	$18,669	$18,516

Appendix C
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
In millions
Operating activities
Net income	$173	$150
Non-cash expense	124	122
Receivables	(51)	93
Inventories	(188)	(137)
Accounts payable	47	48
Other assets and liabilities	(130)	(115)
Net cash (used for) provided by operating activities	(25)	161

Net cash used for investing activities	(32)	(18)

Net cash used for financing activities	(72)	(133)

Effect of changes in currency exchange rates	5	5

(Decrease) increase in cash	(124)	15

Cash, cash equivalents and restricted cash, beginning of period	$541	$473
Cash, cash equivalents and restricted cash, end of period	417	488

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	First Quarter 2023 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$2,194	$665	$(389)	$276	$(43)	$(60)	$173	$(4)	$169	$0.93

Restructuring costs	—	4	5	9	—	(2)	7	—	7	$0.04

Non-cash Amortization expense	—	—	75	75	—	(20)	55	—	55	$0.31

Adjusted Results	$2,194	$669	$(309)	$360	$(43)	$(82)	$235	$(4)	$231	$1.28

Fully Diluted Shares Outstanding										180.6

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	First Quarter 2022 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$1,927	$595	$(356)	$239	$(39)	$(50)	$150	$(1)	$149	$0.80

Restructuring costs	—	5	2	7	—	(2)	5	—	5	$0.03

Non-cash Amortization expense	—	—	73	73	—	(18)	55	—	55	$0.30

Adjusted Results	$1,927	$600	$(281)	$319	$(39)	$(70)	$210	$(1)	$209	$1.13

Fully Diluted Shares Outstanding										185.0

Appendix E
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
First Quarter 2023 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$276		$5		$121		$402		$6		$408

Wabtec Corporation
First Quarter 2022 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$239		$4		$121		$364		$7		$371

Appendix F
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
SALES BY PRODUCT LINE
(UNAUDITED)

	Three Months Ended March 31,
In millions	2023	2022
Freight Segment
Services	$707	$666
Equipment	393	274
Components	279	229
Digital Intelligence	187	153
Total Freight Segment	$1,566	$1,322

Transit Segment
Original Equipment Manufacturer	$282	$292
Aftermarket	346	313
Total Transit Segment	$628	$605

Appendix G
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT
(UNAUDITED)

	Three Months Ended March 31,
	2023		2022
In millions	Gross Profit	Income from Operations	Gross Profit	Income from Operations

Freight Segment Reported Results	$480	$227	$424	$189
Freight Segment Reported Margin	30.6%	14.5%	32.1%	14.3%

Restructuring costs	1	2	2	2
Non-cash Amortization expense	—	68	—	68

Freight Segment Adjusted Results	$481	$297	$426	$259
Freight Segment Adjusted Margin	30.7%	19.0%	32.2%	19.6%

Transit Segment Reported Results	$185	$69	$171	$65
Transit Segment Reported Margin	29.5%	11.0%	28.2%	10.7%

Restructuring costs	3	7	3	4
Non-cash Amortization expense	—	7	—	5

Transit Segment Adjusted Results	$188	$83	$174	$74
Transit Segment Adjusted Margin	29.9%	13.1%	28.7%	12.3%

Appendix H
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF CHANGES IN NET SALES - BY SEGMENT
(UNAUDITED)

	Three Months Ended March 31,
In millions	Freight	Transit	Consolidated

2022 Net Sales	$1,322	$605	$1,927

Acquisitions	21	—	21
Foreign Exchange	(21)	(35)	(56)
Organic	244	58	302

2023 Net Sales	$1,566	$628	$2,194

Change ($)	244	23	267
Change (%)	18.5%	3.8%	13.9%

Appendix I

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec's reported results prepared in accordance with GAAP.

Wabtec Corporation
2023 First Quarter Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$(25)		$173		$123		(8)%

Wabtec Corporation
2022 First Quarter Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$161		$150		$122		59%